FOR IMMEDIATE RELEASE

Contact:

The Investor Relations Group	Media Relations:
Adam Holdsworth, 212-825-3210	Enrique Briz, 212-825-3210

INTELLICHECK MOBILISA ANNOUNCES 2011 THIRD QUARTER FINANCIAL RESULTS

Demand for Government Identity Systems Propels Second Consecutive Quarter of Profitability

Conference Call Scheduled for Today,
Thursday, November 3, at 1:30 p.m. ET/10:30 a.m. PT

Port Townsend, WA – November 3, 2011— Intellicheck Mobilisa (NYSE Amex: IDN), a global leader in access control and wireless systems, has released its financial results for the fiscal third quarter (Q3) ended September 30, 2011.

Revenues for the third quarter were $3,595,303, a 1% increase compared to Q3 2010. Adjusted EBITDA was $610,153 for Q3 2011 compared to $(73,727) for Q3 2010.  Net income for the three months ended September 30, 2011 was $305,965 or $0.01 per diluted share compared to a net loss of $(509,449) or $(0.02) per diluted share for the three months ended September 30, 2010.

For the nine months ended September 30, 2011, revenues increased 4% to $9,616,300 compared to revenues of $9,244,984 reported in the same period of the prior year. Adjusted EBITDA for the first nine months of 2011 was $591,329 compared to $(685,139) in the first nine months of 2010. Net loss decreased to $(276,952) or $(0.01) per diluted share for the nine months ended September 30, 2011, compared to a net loss of $(1,931,379) or $(0.07) for the nine months ended September 30, 2010.

“This quarter demonstrates our continued momentum and growth in our Identity Systems group,” commented Steve Williams, CEO of Intellicheck Mobilisa.  “It is also important to note that despite the government’s three-month delay in awarding our contract for the wireless buoy program, the Company was still able to deliver strong revenue numbers for the quarter.  Our overall revenues increased 1% in Q3, while our Identity Systems sales increased 25%.

Q3 2011 and Recent Highlights:

•	Government Identity Group closed Q3 with multiple signed contracts with $2 million in aggregate revenue
•	US Navy awarded $3 million contract to expand the wireless security “Aegeus” buoy program
•	Company’s TWIC reader selected for use in several New York-area port facilities
•	Accor Hotels, operator of over 4,200 hotels globally, selects ScanINN check-in and ID verification software

Conference Call Information

IDN will host a conference call for members of the investment community today at 1:30 p.m. Eastern / 10:30 a.m. Pacific Time, immediately following its Annual Shareholders Meeting. Today’s conference call will also refer to a slide presentation that can be accessed by visiting the Investor Relations section of the Company’s website at www.icmobil.com and clicking on “Presentations”. Interested parties dial (877) 407-8037 approximately ten minutes before the scheduled beginning. For callers outside the U.S., please dial (201) 689-8037.  For those unable to participate in the live conference, a recording will be available for forty-eight hours after the call. The rebroadcast can be accessed by dialing 877-660-6853 and 201-612-7415 for international callers. The account access code is 327 and replay ID is 381702. After the forty-eight hour window, please visit the investor relations portion of the company website at www.icmobil.com for rebroadcast.

About Intellicheck Mobilisa
Intellicheck Mobilisa is a leading technology company, developing and marketing wireless technology and identity systems for various applications including: mobile and handheld wireless devices for the government, military and commercial markets.  Products include the Defense ID system, an advanced ID card access control product currently protecting over 80 military and federal locations, and ID-Check, patented technology that instantly reads, analyzes, and verifies encoded data in magnetic stripes and barcodes on government-issue IDs from U.S. and Canadian jurisdictions, for the financial, hospitality and retail sectors.

For more news and information on Intellicheck Mobilisa, Inc., please visit www.IRGnews.com/coi/IDN where you can find the CEO’s video, a fact sheet on the company, investor presentations, and more or visit our website at www.icmobil.com.

Safe Harbor Statement
Certain statements in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. When used in this press release, words such as “will,” “believe,” “expect,” “anticipate,” “encouraged,” and similar expressions, as they relate to the company or its management, as well as assumptions made by and information currently available to the company’s management identify forward-looking statements. Actual results may differ materially from the information presented here. Additional information concerning forward-looking statements is contained under the heading of risk factors listed from time to time in the company’s filings with the SEC. We do not assume any obligation to update the forward-looking information.

Adjusted EBITDA
Intellicheck Mobilisa uses Adjusted EBITDA as a non-GAAP financial performance measurement. Adjusted EBITDA is calculated by adding back to net income (loss) interest, income taxes, impairments of long-lived assets and goodwill, depreciation, amortization and stock-based compensation expense.  Adjusted EBITDA is provided to investors to supplement the results of operations reported in accordance with GAAP.  Management believes that Adjusted EBITDA provides an additional tool for investors to use in comparing Intellicheck Mobilisa financial results with other companies that also use Adjusted EBITDA in their communications to investors. By excluding non-cash charges such as impairments of long-lived assets and goodwill, amortization, depreciation and stock-based compensation, as well as non-operating charges for interest and income taxes, investors can evaluate the Company's operations and can compare its results on a more consistent basis to the results of other companies. In addition, adjusted EBITDA is one of the primary measures management uses to monitor and evaluate financial and operating results.

Intellicheck Mobilisa considers Adjusted EBITDA to be an important indicator of the Company's operational strength and performance of its business and a useful measure of the Company's historical operating trends. However, there are significant limitations to the use of Adjusted EBITDA since it excludes interest income and expense, impairments of long lived assets and goodwill, stock based compensation expense, all of which impact the Company's profitability, as well as depreciation and amortization related to the use of long term assets which benefit multiple periods. Intellicheck Mobilisa believes that these limitations are compensated by providing Adjusted EBITDA only with GAAP net income (loss) and clearly identifying the difference between the two measures. Consequently, Adjusted EBITDA should not be considered in isolation or as a substitute for net income (loss) presented in accordance with GAAP. Adjusted EBITDA as defined by the Company may not be comparable with similarly named measures provided by other entities. A reconciliation of Adjusted EBITDA to GAAP net income or loss is included in the enclosed schedule.

INTELLICHECK MOBILISA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

REVENUES	$3,595,303	$3,567,137	$9,616,300	$9,244,984
COST OF REVENUES	(1,275,292)	(1,326,083)	(3,412,306)	(3,253,898)
Gross profit	2,320,011	2,241,054	6,203,994	5,991,086

OPERATING EXPENSES
Selling	478,095	740,226	1,466,178	1,693,057
General and administrative	940,108	1,153,830	3,049,606	3,968,513
Research and development	592,185	847,294	1,956,532	2,236,799
Total operating expenses	2,010,388	2,741,350	6,472,316	7,898,369

Income (loss) from operations	309,623	(500,296)	(268,322)	(1,907,283)

OTHER INCOME (EXPENSE)
Interest income	9	19	37	76
Interest expense	(3,667)	(7,308)	(8,667)	(22,308)
Other expense	-	(1,864)	-	(1,864)
	(3,658)	(9,153)	(8,630)	(24,096)

Net income (loss)	$305,965	$(509,449)	$(276,952)	$(1,931,379)

PER SHARE INFORMATION
Net loss per common share -
Basic	$0.01	$(0.02)	$(0.01)	$(0.07)
Diluted	$0.01	$(0.02)	$(0.01)	$(0.07)

Weighted average common shares used
in computing per share amounts -
Basic	27,409,630	26,851,430	27,175,909	26,530,926
Diluted	27,703,484	26,851,430	27,175,909	26,530,926

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2011	2010
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1, 514,679	$1,488,904
Accounts receivable, net of allowance of $4,884 and $1,651 as of September 30, 2011 and December 31, 2010, respectively	3,376,402	2,905,794
Inventory	47,569	17,524
Other current assets	102,597	115,195
Total current assets	5,041,247	4,527,417

PROPERTY AND EQUIPMENT, net	480,243	570,613
GOODWILL	12,308,661	12,308,661
INTANGIBLE ASSETS, net	5,782,480	6,494,134
OTHER ASSETS	72,006	73,051

Total assets	$23,684,637	$23,973,876

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$906,114	$366,924
Accrued expenses	758,613	858,058
Deferred revenue, current portion	1,736,422	1,935,144
Notes payable, current portion	-	193,333
Total current liabilities	3,401,149	3,353,459

OTHER LIABILITIES
Deferred revenue, long-term portion	340,501	709,378
Deferred rent	195,574	125,426
Total liabilities	3,937,224	4,188,263

STOCKHOLDERS’ EQUITY	19,747,413	19,785,613

Total liabilities and stockholders’ equity	$23,684,637	$23,973,876

RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME (LOSS)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Net income (loss)	$305,965	$(509,449)	$(276,952)	$(1,931,379)
Reconciling items:
Interest – net	3,658	7,289	8,630	22,232

Provision (benefit) for income taxes	-	-	-	-

Depreciation and amortization	280,948	285,576	847,654	851,865
Stock-based compensation	19,582	142,857	11,997	372,143

Adjusted EBITDA	$610,153	$(73,727)	$591,329	$(685,139)